UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 19, 2011
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Ford Motor Credit Company LLC (“Ford Credit”) announced today a public lease securitization transaction.  The Prospectus Supplement for Ford Credit Auto Lease Trust 2011-B includes information relating to Ford Credit's U.S. lease portfolio and is filed on Ford Credit's Investor Center website page under Asset-Backed Securitization: http://www.fordcredit.com/institutionalinvestments/index.jhtml.  The information includes Ford Credit's delinquency, repossession and credit loss experience for Ford Credit's portfolio of U.S. leases.  It also includes residual performance and cumulative loss data for leases originated by Ford Credit in prior years and summary information for the original characteristics of such leases. The content of Ford Credit's website is not deemed to be incorporated by reference into this Report nor should it be deemed to have been filed with the Securities and Exchange Commission.

The news release of Ford Motor Company ("Ford") dated October 19, 2011 concerning ratification of the national labor agreement with the UAW is filed as Exhibit 99 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99	Ford Motor Company's news release dated	Filed with this Report
October 19, 2011 concerning ratification of the
national labor agreement with the UAW

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: October 24, 2011	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99	Ford Motor Company's news release dated October 19, 2011
concerning ratification of the national labor agreement with the UAW